UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

PAYMENTUS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th St. Redmond, WA		98052
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4826

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously disclosed, in connection with the initial public offering (the “IPO”) of Paymentus Holdings, Inc., a Delaware corporation (the “Company”), the Company entered into (i) a Stockholders Agreement, dated as of May 24, 2021, by and among the Company; entities affiliated with Accel-KKR (“AKKR”), the Company’s controlling stockholder; and Dushyant Sharma, the Company’s Chairman, President and Chief Executive Officer, and certain entities affiliated with Mr. Sharma (collectively, the “Sharma parties”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein (the “Stockholders Agreement”), and (ii) a Registration Rights Agreement, dated as of May 24, 2021, by and among the Company, AKKR, the Sharma parties and the Company’s current executive officers, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein (the “Registration Rights Agreement”). Descriptions of the Stockholders Agreement and the Registration Rights Agreement are set forth in the sections titled “Risk Factors” and “Description of Capital Stock” of the Company’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on May 26, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as amended (Registration No. 333-255683). The descriptions of the Stockholders Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Stockholders Agreement and the Registration Rights Agreement filed herewith as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2021, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the completion of the IPO. Effective as of May 28, 2021, the Company also adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the completion of the IPO. Descriptions of the Restated Certificate and the Restated Bylaws are set forth in the sections titled “Risk Factors” and “Description of Capital Stock” of the Prospectus. The descriptions of the Restated Certificate and the Restated Bylaws are qualified in their entirety by reference to the full text of the Restated Certificate and the Restated Bylaws filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01Other Events.

On May 28, 2021, the Company closed the IPO of 11,500,000 shares of its Class A common stock, including the full exercise of the underwriters’ option to purchase 1,500,000 additional shares, at a price to the public of $21.00 per share. In addition, the Company closed its sale of 2,380,950 shares of Class A common stock in a private placement to entities affiliated with Accel-KKR, an existing stockholder of the Company, at the IPO price of $21.00 per share. The gross proceeds from the IPO and the concurrent private placement, including the option exercise, were $291.5 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Paymentus Holdings, Inc.
3.2	Amended and Restated Bylaws of Paymentus Holdings, Inc.
4.1	Registration Rights Agreement, dated as of May 24, 2021, by and among Paymentus Holdings, Inc. and the other signatories thereto
10.1	Stockholders Agreement, dated as of May 24, 2021, by and among Paymentus Holdings, Inc. and the other signatories thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYMENTUS HOLDINGS, INC.

Date: May 28, 2021	By:	/s/ Dushyant Sharma
Dushyant Sharma
Chairman, President and Chief Executive Officer